EXHIBIT 21

   JOHNSON WORLDWIDE ASSOCIATES, INC. AND SUBSIDIARIES

   The following lists the principal direct and indirect subsidiaries of Johnson Worldwide Associates, Inc. as of October 3, 1997. Inactive subsidiaries are not presented.

                                                           Jurisdiction in
   Name of Subsidiary (1)(2)                               which Incorporated

   Johnson Worldwide Associates Australia Pty. Ltd.        Australia
   Johnson Worldwide Associates Canada Inc.                Canada
   Mitchell Sports, S.A.                                   France
   Old Town Canoe Company                                  Delaware
   Scubapro Sweden AB                                      Sweden
   Under Sea Industries, Inc.                              Delaware
     JWA Holding B.V.                                      Netherlands
       Johnson Beteiligungsgesellschaft GmbH               Germany
         Jack Wolfskin Ausrustung fur Draussen GmbH        Germany
         Johnson Outdoors V GmbH                           Germany
         Scubapro Taucherauser GmbH                        Germany
         Uwatec AG                                         Switzerland
           Uwatec Instruments Deutschland                  Germany
           Uwatec USA, Inc.                                Maine
           Uwatec Espana, S.A.                             Spain
           Uwatec U.K., Ltd.                               United Kingdom
           Uwatec Asia, Ltd. (3)                           Hong Kong
           Uwatec Batam                                    Indonesia
           Uwatec France                                   France
           Uwaplast AG                                     Switzerland
         Scubapro Asia, Ltd.                               Japan
       Scubapro Espana, S.A.(4)                            Spain
       Scubapro Eu AG                                      Switzerland
       Scubapro Europe Benelux, S.A.                       Belgium
       Scubapro Europe S.r.l.                              Italy
         Scubapro Italy S.r.l.                             Italy
       Scubapro Norge AS                                   Norway
       Scubapro Taucherausrustungen Gesellschaft GmbH      Austria
       Scubapro (UK) Ltd.(5)                               United Kingdom

           (1) Unless otherwise indicated in brackets, each company does business only under its legal name.
           (2) Unless otherwise indicated by footnote, each company is a wholly-owned subsidiary of Johnson Worldwide Associates, Inc. (through direct or indirect ownership).
           (3)  Percentage of stock owned is 60%.
           (4)  Percentage of stock owned is 98%.
           (5)  Percentage of stock owned is 99%.